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                                                                    EXHIBIT 16.1

                    [LETTERHEAD OF FRANCIS AND COMPANY, CPAs]




                                November 1, 2001


Securities and Exchange Commission
450 5th Street
Washington, DC 20549


Gentlemen:

         We have been furnished with a copy of the response to Item 5 of the Form 10-QSB of Community Bancshares, Inc. for the quarter ended September 30, 2001. We agree with the statements made in response to that Item insofar as they relate to our Firm.


                                          Sincerely,


                                          /s/ Francis and Company


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